UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2007

INNKEEPERS USA TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24568

MD	65-0503831
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480
(Address of principal executive offices, including zip code)

561-835-1800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2007, the Compensation Committee approved the following grants of restricted common shares, under the Company's previously-filed 1994 Employee Share Incentive Plan ("Plan"), as long-term compensation awards for 2006:

Jeffrey H. Fisher                 108,830

Chairman of the Board
of Trustees, Chief Executive
Officer and President

Dennis M. Craven                20,211

Chief Financial Officer

Mark A. Murphy                 23,320

General Counsel and Secretary

Richard A. Mielbye             12,437

Senior Vice President - Development

        Each of the awards (1) vests in equal installments on each of the first four anniversaries of the date of the grant, (2) has dividend and voting rights from the date of grant, (3) is subject to forfeiture to the extent not previously vested upon the recipient's resignation without 'good reason' or termination with 'cause' and (4) will vest early upon the death, 'disability', resignation with 'good reason' or termination without 'cause' of the recipient, or upon a 'change in control' with respect to the Company. As to any of Mr. Fisher, Mr. Craven and Mr. Murphy, 'good reason', 'cause' and 'disability' have the same meanings as such terms are defined in their respective, previously-filed employment or severance agreements. As to Mr. Mielbye, (a) 'cause' shall have the same meaning as such term is defined in Mr. Fisher's employment agreement; (b) 'disability' shall have the same meaning ascribed to such term in the Plan; and (c) a resignation with 'good reason' means a resignation within two months of (i) a material modification of his duties, functions and responsibilities without his written consent; (ii) a requirement to relocate more than 30 miles from Palm Beach, Florida without his written consent; or (iii) a reduction in his base salary. As to any of Messrs. Fisher, Craven, Murphy or Mielbye, a 'change in control' has the meaning ascribed to such term in the Plan.

        The 2007 annual base salaries and annual cash bonus potential of Messrs. Fisher, Craven and Murphy remain unchanged from the 2006 levels described in previously filed reports. Mr. Mielbye's annual base salary is $225,000. Mr. Mielbye is eligible for annual cash bonuses equal to up to 50% of his annual base salary, based on the number of Board-approved development parcels placed under contract during the year.

        The Company will provide additional information regarding the compensation of executive officers in its proxy statement for the 2007 annual meeting of shareholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNKEEPERS USA TRUST

Date: February 13, 2007	By:	/s/ Mark A. Murphy
Mark A. Murphy
General Counsel and Secretary